SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

February 19, 2002

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3204 Tower Oaks Blvd., Suite 350
Rockville , MD 20852
(Address of principal executive offices) (Zip Code)

(301) 230-9125
(Registrant’s telephone number)

Item 1. Changes in Control of Registrant

     On February 19, 2002, the Company entered into a Stock Purchase Agreement with Mr. Daniel Lozinsky and Dungavel, Inc., and another Stock Purchase Agreement with Mr. Daniel Lozinsky, Ms. Joann Smith and Mr. Scott Smith. Dungavel, Inc., Ms. Joann Smith and Mr. Scott Smith were all significant stockholders of the Company at the time. Pursuant to these two stock purchase agreements, Mr. Lozinsky, an accredited investor, paid $160,000 in cash out of his own personal funds and assumed the Company’s debt of approximately $25,000 in order to acquire an aggregate of 2,057,733 shares of our Common Stock, representing approximately 64.7% of the Company’s voting securities. On February 28, 2002, Mr. Scott Smith resigned as the President, CEO and Chairman of the Company, and Mr. Lozinsky became the President and CEO of the Company.

Item 5. Other Events.

     On March 6, 2002, the Company announced in a press release that it entered into a binding Letter of Intent on March 1, 2002 with Neoreach, Inc., a development stage company headquartered in Rockville, Maryland, to merge a newly formed, wholly-owned subsidiary of Mobilepro into Neoreach, in a tax-free transaction. The merger is expected to be effective March 20, 2002. After the merger, Neoreach will be a wholly-owned subsidiary of Mobilepro. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.

	99.1	Press Release dated March 6, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2002	MOBILEPRO CORP.

By:	/s/ Daniel Lozinsky Daniel Lozinsky President and Chief Executive Officer